SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2012

Smart Kids Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-153294	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 234, 9768-170 St. Edmonton, AB Canada	T5T 5L4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 222-6257

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On January 26, 2012, Smart Kids Group, Inc. (the “Company”) entered into an agreement (the “Agreement”) with WMX Group, Inc. (“WMX”). On February 7, 2012, the parties signed an addendum (the “Addendum”) to the Agreement. Pursuant to the Agreement, WMX agreed to provide consulting services to the Company in exchange for a 45% non-dilutable equity stake in the Company.

Further under the Agreement:

  the Company is required to obtain approval from WMX before it may engage in discussions or solicit an offer relating to the sale of a substantial portion of the Company’s assets;

  the officer and directors of the Company are restricted from competing with the Company or with WMX;

  Thomas Anthony Guerriero will be appointed as Chairman of the Company and will be compensated $500,000 per year for 50 consecutive years starting in 2012; and

  Richard Shergold will be compensated $500,000 per year for 50 consecutive years.

The foregoing summary of the Agreement and Addendum is subject to, and qualified in its entirety by, the full text of the Agreement and Addendum attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

The information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	The Agreement dated January 26, 2012
10.2	Addendum dated February 7, 2012

2

.SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Kids Group, Inc.

/s/ Richard Shergold

Richard Shergold

Chief Executive Officer

Date: February 7, 2012